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                                                                    EXHIBIT 10.1


                     FIFTH AMENDMENT TO AMENDED AND RESTATED
                        SENIOR REVOLVING CREDIT AGREEMENT


         This FIFTH AMENDMENT TO AMENDED AND RESTATED SENIOR REVOLVING CREDIT AGREEMENT (the "Amendment") is made as of this 18th day of June, 2001, by and among ENESCO GROUP, INC., a Massachusetts corporation (the "Borrower"), the Borrowing Subsidiaries who may from time to time become a party to the Amended and Restated Senior Revolving Credit Agreement, and FLEET NATIONAL BANK, a national banking association (the "Bank").

                                    RECITALS

         The Borrower and the Bank are parties to a certain Amended and Restated Senior Revolving Credit Agreement dated as of August 23, 2000, as amended by a First Amendment to Amended and Restated Senior Revolving Credit Agreement dated as of November 27, 2000, as further amended by a Second Amendment to Amended and Restated Senior Revolving Credit Agreement dated as of November 30, 2000, as further amended by a Third Amendment to Amended and Restated Senior Revolving Credit Agreement dated as of March 23, 2001, and as further amended by a Fourth Amendment to Amended and Restated Senior Revolving Credit Agreement dated as of April 6, 2001 (the "Credit Agreement"), pursuant to which the Bank has extended certain financial accommodations to the Borrower including those evidenced by a Borrower Note dated August 3, 2000 in the face amount of $50,000,000, a Back-Up L/C Demand Note dated November 27, 2000 in the face amount of $25,000,000 and a Back-Up F/X Demand Note dated November 27, 2000 in the face amount of $10,000,000. The Borrower and the Bank have agreed to further modify the terms and provisions of the Credit Agreement, as more fully described and set forth hereinbelow. Capitalized terms not otherwise defined in this Amendment shall have their meanings as defined in the Credit Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Bank agree that the Credit Agreement is further amended as follows:

         1. The definition of "Advance" which appears in ARTICLE I is deleted in its entirety and replaced with the following:

                           "Advance" means a borrowing hereunder consisting of
                  (i) the aggregate amount of the several Loans of the same Type and, in the case of LIBOR Advances or Cost of Funds Advances, for the same Interest Period, made by the Bank to a Credit Party pursuant to Section 2.1, (ii) reimbursement obligations


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                  arising in connection with foreign exchange transactions
                  pursuant to section 2.1.A, or (iii) reimbursement obligations arising as a result of Letters of Credit and Bankers' Acceptances issued pursuant to Section 2.1.B.

         2. The definition of "Back-Up L/C Demand Note" which appears in ARTICLE I is deleted in its entirety and replaced with the following:

                           "Back-Up L/C and B/A Demand Note" means a promissory
                  note, in substantially the form of Exhibit "A-4" hereto, duly executed by the Borrower and payable to the order of the Bank in the amount of the L/C and B/A Facility Limit, including any amendment, modification, renewal or replacement of such promissory note.

         3. The following definitions are added to ARTICLE I:

                           "Bankers' Acceptance" means drafts drawn by the
                  Borrower or by the Bank on the Borrower's behalf to meet the applicable requirements of Regulation A of the Board of Governors of the Federal Reserve System and which are accepted by the Bank pursuant to 12 U.S.C. ss.372.

                           "Bankers' Acceptance Financing" means the financing
                  provided by the issuance of drafts by the Borrower on the Bank (subject to Borrowing Capacity), in the aggregate amount of up to the L/C and B/A Facility Limit, accepted by the Bank, endorsed by the Borrower, and sold by the Bank in the Bankers' Acceptance money markets, such drafts being due and payable at the end of the Bankers' Acceptance Maturity Period chosen by the Borrower.

                           "Bankers' Acceptance Maturity Period" means with
                  respect to any Bankers' Acceptance Financing, the period commencing on the Business Day such Bankers' Acceptance is issued and ending, as the Borrower may select, pursuant to
                  Section 2.1.B.

         4. The definition of "Borrower Note" which appears in ARTICLE I is deleted in its entirety and replaced with the following:

                           "Borrower Note" means a promissory note, in
                  substantially the form of Exhibit "A-1" hereto duly executed by the Borrower and payable to the order of the Bank or any Purchaser pursuant to Section 12.3 of this Agreement in the amount of such party's portion of the Commitment, including any amendment, modification, renewal or replacement of such promissory note.

         5. The definition of "Borrowing Capacity" which appears in ARTICLE I is deleted in its entirety and replaced with the following:


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                           "Borrowing Capacity" means the lesser of:

                             (x) Fifty Million Dollars ($50,000,000), or

                             (y) the sum of (i) eighty-five percent (85%) of Accounts Receivable of the Borrower, which Accounts Receivable are not Ineligible Accounts of the Borrower, plus (ii) until the Facility Termination Date, Fifteen Million Dollars ($15,000,000).

         6. The definition of "Commitment" which appears in ARTICLE I is deleted in its entirety and replaced with the following:

                           "Commitment" means the obligation of the Bank,
                  subject to Borrowing Capacity, to make Loans not exceeding an aggregate principal amount of $35,000,000 for all such Loans outstanding at any time, or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.1, as such amount may be modified from time to time pursuant to the terms hereof. Notwithstanding the foregoing, the Bank shall, subject to Borrowing Capacity, make Loans of up to $10,000,000 Dollars in excess of the Commitment based upon availability under the L/C and B/A Facility Limit in an amount sufficient to fully cover, Dollar for Dollar, the amount of any such Loan in excess of the Commitment. Availability under the L/C and B/A Facility Limit shall be reduced, Dollar for Dollar, in an amount equal to any such Loan made by the Bank in excess of the Commitment. Loans of up to $10,000,000 Dollars in excess of the Commitment shall be evidenced by the Borrower Note dated August 3, 2000 in the original principal amount of $50,000,000 payable to the Bank and shall be subject to the interest rate provisions and other terms contained in ARTICLE II of the Agreement.

         7. The following sentence is added to the end of the definition for the term "Facility Fee" which appears in ARTICLE I:

                           "The Facility Fee shall also be charged against the
                  aggregate outstanding amount of any Loan or Loans made by the Bank in excess of the Commitment, irrespective of Borrowing Capacity or aggregate outstanding Advances."

         8. The definition of "L/C Facility" which appears in ARTICLE I is deleted in its entirety and replaced with the following:

                           "L/C and B/A Facility" is defined in Section 2.1.B.




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         9. The definition of "L/C Facility Limit" which appears in ARTICLE I is deleted in its entirety and replaced with the following:

                           "L/C and B/A Facility Limit" means the obligation of
                  the Bank pursuant to Section 2.1.B, subject to Borrowing Capacity (dollar for dollar based upon the aggregate stated amount of all such Letters of Credit and Bankers' Acceptances outstanding), to issue Letters of Credit and permit Bankers' Acceptances up to an aggregate stated amount of all such Letters of Credit and Bankers' Acceptances outstanding at any given time of $15,000,000, minus the aggregate outstanding amount of any Loan or Loans made by the Bank in excess of the Commitment based upon availability under the L/C and B/A Facility Limit.

         10. The definition of "Loan Documents" which appears in ARTICLE I is deleted in its entirety and replaced with the following:

                           "Loan Documents" means this Agreement, the Notes, the
                  Guarantees, the Pledge Agreements, the Security Agreements, the Mortgages and any Elections to Participate executed by the Borrower, the Borrowing Subsidiaries or any Guarantor in connection herewith.

         11. The following definition for the term "Mortgages" is added to
             ARTICLE I:

                           "Mortgages" mean each Mortgage, Assignment of Leases
                  and Rents, and Security Agreement between the Borrower or any Subsidiary and the Bank relating to the grant of mortgages, assignments and security interests to the Bank in certain real property, personal property or fixtures of the Borrower or any such Subsidiary.

         12. The definition of "Notes" which appears in ARTICLE I is deleted in its entirety and replaced with the following:

                           "Notes" means, collectively, the Borrower Note, the
                  Borrowing Subsidiary Note, the Back-Up F/X Demand Note and the Back-Up L/C and B/A Demand Note.

         13. Section 2.1.B is deleted in its entirety and replaced with the following:



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                           2.1.B. Letter of Credit/Bankers' Acceptance Facility.
                  From and including the date of this Agreement and prior to the Facility Termination Date, the Bank agrees, on the terms and conditions set forth in this Agreement, upon request of the Borrower, to (i) issue Letters of Credit, subject to the L/C and B/A Facility Limit, with expiration dates of not more than 90 days beyond the Facility Termination Date, and (ii) permit Bankers' Acceptances, subject to the L/C and B/A Facility Limit, with expiration dates for Bankers' Acceptances obtained in connection with Letters of Credit issued hereunder, up to an aggregate amount outstanding for such Bankers' Acceptances of up to $3,000,000, of not more than 150 days beyond the Facility Termination Date (the "L/C and B/A Facility").

                           The Letters of Credit shall be issued in accordance
                  with the Bank's customary practices at the time of issuance, utilizing documentation prevailing at such times and, if drawn upon, amounts paid thereon shall be repaid by the Borrower upon demand, in full reimbursement to the Bank of all such amounts drawn upon under any Letter of Credit issued pursuant hereto, and in full payment of any such additional reimbursement obligations as may be contained in any documentation executed by the Borrower in conjunction with the issuance of such Letters of Credit. To the extent repayment of all amounts reimbursable to the Bank for drawings against Letters of Credit is not immediately made, the reimbursement obligations resulting from such drawings shall be evidenced by and subject to the terms of the Back-Up L/C and B/A Demand Note.

                           Bankers' Acceptance Financing shall be in accordance
                  with the Bank's usual and customary terms for the issuance, purchase and resale of Bankers' Acceptances. The L/C and B/A Facility established hereby may be used for the financing of drafts drawn by the Borrower or by the Bank on the Borrower's behalf to meet the requirements of a Bankers' Acceptance. Upon each extension of credit by the Bank to the Borrower pursuant to the Bank's obligation under a Bankers' Acceptance, the Borrower agrees to pay to the Bank agreed upon fees for issuance, plus the Bankers' Acceptances rate then being offered by the Bank upon the discount by the Bank of eligible Bankers' Acceptances for the amount and Bankers' Acceptance Maturity Period. In the event any Bankers' Acceptance remains outstanding beyond the Bankers' Acceptance Maturity Period, the Bank may charge the Borrower's account therefor and such charges shall be deemed to be Advances made under the L/C and B/A Facility and shall be evidenced by and subject to the L/C and B/A Demand Note.

                           Interest on any Advance as a result of failure by the
                  Borrower to immediately satisfy any reimbursement obligation arising as a result of any


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                  Letter of Credit or Bankers' Acceptance issued hereunder, or as a result of any Bankers' Acceptance remaining outstanding beyond the Bankers' Acceptance Maturity Period, shall be evidenced by the Back-Up L/C and B/A Demand Note shall accrue at a rate equal to the Alternate Base Rate plus 2% per annum.

         14. The first three lines of Section 6.1 are deleted in their entirety and replaced with the following:

                           "6.1 Financial Reporting. The Borrower will maintain,
                  for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Bank and to LaSalle Bank National Association ("LaSalle Bank"):"

         15. Section 6.1(iii) is deleted in its entirety and replaced with the following:

                           "(iii) Together with the financial statements
                  required hereunder, a Compliance Certificate in substantially the form of Exhibit "C" hereto signed by the Borrower's Chief Financial Officer showing the calculations necessary to determine compliance with the requirements of Section 6.12 of this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof; and, within 15 days after the end of each month, a Borrowing Base Certificate in the form of Exhibit "C-1" hereto signed by the Borrower's Chief Financial Officer."

         16. The following additional Subsection 7.16 is added to the end of
             ARTICLE VII:

                           7.16 The occurrence of any Event of Default under any
                  of the Mortgages.

         17. By executing this Amendment, the Borrower hereby consents, pursuant to Section 12.3.1 of the Credit Agreement, to assignment by the Bank to LaSalle Bank of a $10,000,000 Dollar interest in and to the Commitment, excluding any Loan or Loans made by the Bank in excess of the Commitment.

         18. EXHIBIT "A-4" is deleted in its entirety and replaced by EXHIBIT "A-4" attached hereto.

         19. EXHIBIT C-1 attached as a part of the Credit Agreement is deleted in its entirety and replaced with EXHIBIT C-1 attached as a part of this Amendment.

         20. Except as amended, modified or supplemented by this Amendment, all of the terms, conditions, covenants, provisions, representations, warranties and



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             conditions of the Credit Agreement shall remain in full force and effect and are hereby acknowledged, ratified, confirmed and continued as if fully restated hereby.

         21. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof or contained in the Credit Agreement.

         22. It is the intention of the parties hereto that this Amendment shall not constitute a novation and shall in no way adversely affect or impair performance of the obligations of the Borrower under the Credit Agreement.

         23. The Borrower hereby confirms and ratifies the obligations established under the Credit Agreement, as amended hereby.

         24. This Amendment is to be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

         25. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties thereto may execute this Agreement by signing any such counterpart. This Amendment shall be effective when it has been executed by the Borrower and the Bank.


                      [SIGNATURES APPEAR ON FOLLOWING PAGE]



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         IN WITNESS WHEREOF, the foregoing has been executed as an instrument under seal as of the date first above written.


         WITNESS:                       ENESCO GROUP, INC.



                                        By: /s/ Daniel DalleMolle
                                           -------------------------------------
                                        Print Name:  Daniel DalleMolle
                                                   -----------------------------
                                        Title: Chief Executive Officer
                                              ----------------------------------



                                        By: /s/ Jeffrey W. Lemajeur
                                           -------------------------------------
                                        Print Name: Jeffrey W. Lemajeur
                                                   -----------------------------
                                        Title: Chief Financial Officer
                                              ----------------------------------



                                        FLEET NATIONAL BANK



                                        By: /s/ Sheryl McQuade
                                           -------------------------------------
                                           Its  Vice President

                                           -------------------------------------
                                           Its